UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 10, 2008 (June 4, 2008)

Anthracite Capital, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-13937	13-3978906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 East 52nd Street, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 810-3333

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 4, 2008, Anthracite Capital, Inc. (the “Company”) entered into a Sales Agreement (the “Agreement”) with Brinson Patrick Securities Corporation (the “Sales Manager”) and BlackRock Financial Management, Inc. as to Sections 1.2 and 4.1(g) only. Pursuant to the Agreement, the Company may issue and sell through the Sales Manager, as agent, shares of its common stock and the Sales Manager agrees to use its best efforts to sell such shares during the term of the Agreement and on the terms set forth therein. The Agreement replaced the Sales Agency Agreement, dated May 15, 2002, as amended by the First Amendment thereto dated May 15, 2003 and the Second Amendment thereto dated August 24, 2006, between the Company and the Sales Manager. BlackRock Financial Management, Inc. is the manager of the Company.

The Sales Manager may engage in transactions with, or perform services for, the Company in the ordinary course of business for which it will receive customary compensation.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding tax matters

10.1	Sales Agreement, dated as of June 4, 2008, among Brinson Patrick Securities Corporation, Anthracite Capital, Inc. and BlackRock Financial Management, Inc. as to Sections 1.2 and 4.1(g) only

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTHRACITE CAPITAL, INC.

By:	/s/ James J. Lillis
Name:	James J. Lillis
Title:	Chief Financial Officer and Treasurer

Dated: June 10, 2008

EXHIBIT INDEX

Exhibit Number	Description
8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding tax matters

10.1	Sales Agreement, dated as of June 4, 2008, among Brinson Patrick Securities Corporation, Anthracite Capital, Inc. and BlackRock Financial Management, Inc. as to Sections 1.2 and 4.1(g) only